WORLD ACCEPTANCE CORPORATION
STOCK OPTION AGREEMENT
World Acceptance Corporation, a South Carolina corporation (the “Company”), pursuant to its 2011 Stock Option Plan, as it may be amended from time to time (the “Plan”), hereby grants to the optionee named below (“Participant”), an option to purchase the number of shares of Stock of the Company (the “Option Shares”) set forth below. The terms and conditions of the option are set forth below.

PARTICIPANT:	[ ]
TOTAL OPTION SHARES:	[ ]
EXERCISE PRICE PER SHARE:	$[ ]
GRANT DATE:	[ ]
VESTING COMMENCEMENT DATE:	[ ]
EXPIRATION DATE:	Ten (10) years after Grant Date (or earlier as provided herein)
TYPE OF OPTION:	Nonstatutory Stock Option
VESTING SCHEDULE:	See Schedule A

THIS AGREEMENT, effective as of the Grant Date above, represents the grant by the Company of an option to purchase the Option Shares to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.
Grant of Option. The Company hereby grants to Participant the right (hereinafter referred to as the “Option” or “Options”) to purchase up to the total number of Option Shares set forth above at the Exercise Price per share set forth above (the “Exercise Price”), subject to the terms and conditions set forth herein and in the Plan.

2.
Term of Option. The term of the Option shall commence on the Grant Date set forth above and shall expire ten (10) years from the Grant Date (the “Option Expiration Date”). This Option may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

3.	Right to Exercise. Subject to the terms and conditions set forth in this Agreement, the Option shall become exercisable only as follows:

a.
Except as otherwise provided herein, the Option shall vest and become exercisable, if at all, subject to such conditions as are set forth in the Plan and this Agreement and upon the attainment of the performance goals (if any) and/or satisfaction of the continuous service requirements set forth in Schedule A, which is attached hereto and expressly made a part of this Agreement. If the performance goals, if any, described in Schedule A are not met by the date(s) stated therein, the Option shall be forfeited and cancelled, and the Participant shall have no further rights with respect to the Option. If the performance goals, if any, established in Schedule A are met by the date(s) stated therein, the Option shall vest and become exercisable if and only as the service-based vesting requirements are

2011 Stock Option Plan
Stock Option Agreement

met (subject to the terms of the Plan and this Agreement). The Committee shall have sole authority to determine whether the performance goals and continuous service requirements set forth in Schedule A have been satisfied and its determination in this regard shall be final and binding on all parties.

b.
Notwithstanding any other provision of this Agreement or the Plan to the contrary (and unless otherwise required pursuant to Code Section 409A), the following provisions shall apply in the event of a Change in Control (as defined in the Plan):

i.
To the extent that the successor surviving company in the Change in Control event does not assume or substitute the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as the Option outstanding immediately prior to the Change in Control event, the Option shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

ii.
Further, in the event the Option is substituted, assumed or continued as described in paragraph (b)(i) above, the Option will nonetheless become vested and exercisable in full, if the employment or service of the Participant is terminated within one year (or such other period after a Change in Control as may be stated in the Participant’s change in control, consulting or other similar agreement in effect on the effective date of the Plan, if applicable) after the effective date of a Change in Control if such termination of employment or service (A) is by the Company not for Cause (as defined below) or (B) is by the Participant for Good Reason (as defined below). For clarification, for purposes of this Section 3, the “Company” shall include any successor to the Company.

iii.
Notwithstanding the foregoing, in the event that the Participant is a party to an employment agreement (to the extent applicable) with the Company and a Change in Control occurs, the Participant shall be entitled to the greater of the benefits provided herein or under the terms of such employment agreement.

c.	For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

i.
“Cause” means, unless the Committee determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (a) termination for “Cause” as defined under the Participant’s employment, change in control or other similar agreement with the Company or a Related Entity, if any, or (b) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then “Cause” shall mean termination of the Participant’s employment or service due to the Participant’s (i) gross misconduct or gross neglect in respect of his or her duties for the Company or Related Entity; (ii) conviction of (or plea of nolo contendere to) a felony, or of a misdemeanor where active imprisonment is imposed; (iii) knowing and intentional failure to comply with applicable laws with respect to the execution of the business operations of the Company or a Related Entity; (iv) falsification of records or engaging in theft, fraud, embezzlement, dishonesty or other conduct that has resulted or is likely to result in material damage to the Company’s or any of its Related Entities’ business or reputation; (v) failure to comply with reasonable written directives of the Chief Executive Officer or the Board; (vi) the willful and material violation of the policies of the Company or a Related Entity, including its Code of Ethics; and/or (vii) the willful failure to reasonably cooperate with any investigation authorized by the Board, which failure would reasonably be expected to have a material adverse effect on the Company or a Related Entity.

ii.
“Good Reason” means, unless the Committee determines otherwise, in the context of a Change in Control, (a) “Good Reason” as defined under the Participant’s employment, change in control or other similar agreement with the Company or a Related Entity, if any,

2011 Stock Option Plan
Stock Option Agreement

or (b) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Good Reason”) then, (i) “Good Reason,” with regard to employees, shall mean any of the following conditions that arises without the consent of the Participant: (A) a material diminution of the Participant’s base salary; (B) a material diminution in the Participant’s authority, duties or responsibilities; and/or (C) requiring the Participant to relocate his or her principal place of employment more than fifty (50) miles from the current location at which he or she is primarily stationed; and (ii) “Good Reason,” with regard to directors, shall mean the Participant’s ceasing to serve as a director, or, if the Company is not the surviving company in a Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board or the board of directors of the surviving entity, as the case may be. The determination of “Good Reason” shall be made by the Committee and its determination shall be final and conclusive.

d.
In the event of the death of Participant during the term of this Option and while employed by or in service to the Company or any Related Entity, as applicable, all unexercised options which have vested as of the date of termination of employment with or service to the Company may be exercised within one year following the date of death (but in no event later than the Option Expiration Date), by Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that Participant’s estate, heir or devisee does not exercise the Option within the time period specified herein, this Option shall terminate.

e.
Except as otherwise provided in this Agreement, this Option shall terminate immediately upon the Participant’s termination of employment with or service to the Company or any Related Entity to the extent that it is then unvested and shall be exercisable after the Participant’s termination of employment or service to the extent it is then exercisable only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

i.
Disability. In the event the Participant’s employment or service terminates on account of the Participant becoming permanently or totally disabled (within the meaning of Code Section 22(e)(3)), the Participant or his or her personal representative may exercise the then unexercised and exercisable portion of the Option within one year following the date on which the Participant’s employment or service terminated, but in no event later than the Option Expiration Date.

ii.
Retirement. If the Participant’s employment or service terminates on account of the Participant’s Retirement (as defined below), the Participant may exercise the then unexercised and exercisable portion of the Option within one year following the date on which the Participant’s employment or service terminated, but in no event later than the Option Expiration Date. Notwithstanding the foregoing, if the Participant’s employment or service terminates on account of the Participant’s Retirement after the Participant has reached his or her 55th birthday and has attained at least 10 years of service with the Company or any Related Entity, the Participant may exercise the then unexercised and exercisable portion of the Option at any time prior to the Option Expiration Date. As used herein, “Retirement” shall, except as may be otherwise determined by the Committee (taking into account any Code Section 409A considerations if applicable), as applied to Participant, have the meaning given in an employment agreement, change in control plan or agreement or other similar plan or agreement, if any, to which the Participant is a party, or, if there is no such plan or agreement (or if such plan or agreement does not define “Retirement”), then “Retirement” shall, unless the Committee determines otherwise, mean retirement at a time when the Participant’s age plus years of service to the Company or a Related Entity equals or exceeds 65, provided, however, that the Participant has completed a minimum service period of ten years. With respect to non-employee directors, “Retirement” shall have the m

2011 Stock Option Plan
Stock Option Agreement

eaning given in any retirement policy for non-employee directors of the Company, or as otherwise determined by the Committee. The Committee shall have the authority to determine if a Retirement has occurred.

iii.	Termination for Cause. Upon a termination of employment or service for Cause, the Option shall terminate immediately upon such termination of employment or service and no longer be exercisable.

iv.
Other Termination of Service. If the Participant’s employment or service terminates for any reason, except death, disability, Cause, or Retirement, the Participant may exercise the then unexercised and exercisable portion of the Option within three (3) months following the date on which the Participant’s employment or service terminated, but in no event later than the Option Expiration Date. Notwithstanding the foregoing, in the event that the Participant is a party to an employment agreement (to the extent applicable) with the Company and a termination of employment by the Company without Cause or by the Participant for Good Reason occurs, the Participant shall be entitled to the greater of the benefits provided herein or under the terms of such employment agreement.

f.	A Participant shall not be entitled to exercise an Option for a fractional number of Option Shares.

g.	To the extent that Participant does not exercise this Option within the time specified herein, this Option shall terminate.

4.	Method of Exercise.

a.
Subject to this Section and the Plan, the Participant may exercise any or all of the then exercisable Options by (i) giving written notice of exercise to the Human Resources Department or to the Chief Financial Officer of the Company or to such transfer agent as the Company shall designate or such other manner and pursuant to procedures the Committee may determine and (ii) paying the Company in full the aggregate Exercise Price as to all Option Shares being acquired, together with any applicable tax withholding. Payment of the aggregate Exercise Price shall be made in accordance with the provisions of Section 5.

b.
The Option shall also be deemed to be exercised upon receipt by the Company of notification of the sale of stock acquired as the result of exercise of the Option from a third-party broker or selling agent (the “Broker Notice”) accompanied by the aggregate Exercise Price, together with any applicable tax withholding. As soon as practicable upon the Company’s receipt of a Broker Notice and payment, the Company shall direct the due issuance of the Option Shares so purchased.

c.
As a further condition precedent to the exercise of this Option in whole or in part, Participant shall comply with all applicable laws, regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Stock (“Applicable Laws”) and in connection therewith shall execute any documents which the Board or Committee shall in its sole discretion deem necessary or advisable.

5.
Method of Payment. The aggregate Exercise Price shall be paid at the time of exercise at the Participant’s election: (a) in cash or cash equivalent and, except where prohibited by the Committee or Applicable Laws (and subject to such terms and conditions as may be established by the Committee), payment may also be made: (b) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, (c) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (d) by such other payment methods as may be approved by the Committee and which are acceptable under Applicable Law; or (e) in any combination of the foregoing payment methods, as determined by the Committee. Shares delivered in payment

2011 Stock Option Plan
Stock Option Agreement

on the exercise of an Option shall be valued at their Fair Market Value on the day of exercise, as determined by the Committee or its designee.

6.
Restrictions on Exercise. This Option may not be exercised if the issuance of Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Laws. The Company will be relieved of any liability with respect to any delayed issuance of Option Shares or its failure to issue Option Shares if such delay or failure is necessary to comply with Applicable Laws.

7.
Rights as Shareholder. Until the issuance of the Option Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder exists with respect to the Option Shares, notwithstanding the exercise of the Option. The Option Shares will be issued to the Participant as soon as practicable after the Option is exercised in accordance with this Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

8.
Tax Withholding. The Company’s obligation to deliver Option Shares under this Agreement shall be subject to the remittance to the Company by the Participant of the statutory withholding for federal, state, and local taxes, domestic or foreign, including payroll taxes. The amount of any such withholding shall be determined by the Company. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Option Shares if withholding amounts are not delivered at the time of exercise. The Participant may satisfy any such tax withholding obligation by any or a combination of the following means: (a) cash payment; (b) authorizing the Company to withhold from the Option Shares otherwise issuable to the Participant upon exercise of the Option the number of Option Shares having a Fair Market Value as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Committee in a manner in accordance with Applicable Law and applicable accounting principles) the withholding tax obligation; or (c) delivering to the Company unencumbered shares of Stock owned by the Participant having a Fair Market Value as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Committee in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied; provided, however, that with respect to clauses (b) and (c) above, the Committee in its sole discretion may disapprove such payment and require that such taxes be paid in cash. The Participant shall remain responsible at all times for paying any federal, state, foreign and/or local income or employment tax due with respect to the Option Shares, and neither the Company nor any Related Entity shall be liable for any interest or penalty that the Participant incurs by failing to make timely payments of tax or otherwise.

9.
Nontransferability. The Participant shall not have the right to sell, transfer, pledge, assign or otherwise alienate or hypothecate this Option or any interest therein in any manner whatsoever, other than by will or by the laws of descent and distribution. This Option may be exercised, during the lifetime of Participant, only by Participant, or in the event of Participant’s legal incapacity, by Participant’s guardian or legal representative acting on behalf of Participant in a fiduciary capacity under state law and court supervision. The terms of the Plan and this Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant.

10.	Adjustment Upon Change in Capitalization; Dissolution or Liquidation.

a.
In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), the Committee shall adjust the Option Shares to prevent undue dilution or enlargement of the Options. In such an event, actions by the Committee may include adjustment of the number and kind of shares subject to the Option, adjustment of the Exercise Price and any other adjustments, subject to Plan terms, that the Committee determines to be equitable. Such adjustments may include, without limitation, (i) replacement of the Option with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transactions and (ii) cancellation of the Option in

2011 Stock Option Plan
Stock Option Agreement

return for cash payment of the current value of the Option Shares, determined as though the Option is fully vested at the time of payment, provided that the amount of such payment may be the excess (if any) of the value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price.

b.
The grant of the Option under this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business.

c.	Except upon a Change in Control, to the extent provided in the Plan, upon the effective date of the dissolution or liquidation of the Company, the Option granted under this Agreement shall terminate.

11.
Employment/Service. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Related Entity, or interfere in any way with the right to terminate the Participant’s employment or service at any time.

12.
Forfeiture; Recoupment; Compliance with Ownership and Other Company Policies. The Participant agrees that the Option Shares will be subject to any applicable clawback, recoupment or repayment policies, equity retention policies, stock ownership guidelines and/or other policies that may be implemented by the Company or a Related Entity from time to time to the extent applicable to the Participant.

a.
Notwithstanding any other provision of this Agreement, if, at any time during the employment or service of the Participant or at any time following termination of employment or service for any reason (regardless of whether such termination was by the Company or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then, unless the Committee determines otherwise, and in addition to any other remedy available to the Company (on a non-exclusive basis): (i) the Option shall immediately be terminated and forfeited in its entirety; (ii) any shares of Stock acquired upon exercise of the Option shall immediately be forfeited and returned to the Company (without the payment by the Company of any consideration for such shares), and the Participant shall cease to have any rights related thereto and shall cease to be recognized as the legal owner of such shares; and (iii) any Award-Equivalent Value (as defined in the Plan) shall be paid to the Company within 10 business days of the Company’s request to the Participant therefor. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of this Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. The Participant agrees that the Option, any shares of Stock acquired upon exercise of the Option and any other benefits related to the Option (i) shall be subject to any applicable forfeiture, clawback, recoupment or repayment policies, equity retention policies, stock ownership guidelines and/or other policies that may be implemented by the Company or a Related Entity from time to time to the extent applicable to the Participant, and (ii) shall be subject to any clawback, forfeiture, recoupment or similar provisions that may apply under applicable laws, rules or regulations.

b.
For purposes of this Agreement, a “Prohibited Activity” shall mean any of the following: (i) the Participant’s violation of any noncompetition, nonsolicitation or confidentiality restrictions or other restrictive covenants applicable to the Participant; (ii) the Participant’s material violation of any of the Company’s policies, as determined by the Committee in its discretion; (iii) the Participant’s violation of any federal, state or other law, rule or regulation which is detrimental to the business, reputation, character or standing of the Company and/or a Related Entity, as determined by the Committee in its discretion; (iv) the Participant’s disclosure or other misuse of any confidential information or material concerning the Company or a Related Entity (except as otherwise required

2011 Stock Option Plan
Stock Option Agreement

by law or as agreed to by the parties herein); (v) the Participant’s falsification of Company records or engaging in theft, fraud, embezzlement or other criminal conduct which is detrimental to the business, reputation, character or standing of the Company and/or a Related Entity, as determined by the Committee in its discretion; (vi) the Participant’s indictment, conviction or entering of a plea of any type (including, but not limited to, a plea of nolo contendere) for a crime constituting a felony or a misdemeanor involving moral turpitude, which involves or relates in any way to the Participant’s actions or omissions during the employment or service of the Participant and/or to events affecting the Company (and/or a Related Entity) that occur during the employment or service of the Participant; (vii) any illicit or unauthorized act or omission which is detrimental to the business, reputation, character or standing of the Company and/or a Related Entity, as determined by the Committee in its discretion; or (viii) the Participant’s failure to reasonably cooperate with any litigation or investigation affecting the Company and/or a Related Entity. For the avoidance of doubt, in each and every instance the Committee shall have sole and absolute discretion to determine if a Prohibited Activity has occurred.

13.
Notices. Except as otherwise provided in the Plan or determined by the Committee, any written notice required or permitted under this Agreement shall be deemed given when delivered personally or electronically, as appropriate, either to the Participant or to the Human Resources Department or Chief Financial Officer of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing, or to the Attention: Human Resources Department or Chief Financial Officer, World Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant.

14.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.
Plan Provisions. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

16.
Acknowledgement of Authority. As a condition of receiving this Option, the Participant agrees that the Committee, as administrator of the Plan (and the Board, to the extent acting as administrator of the Plan pursuant to the terms of the Plan), shall have full and final authority to construe and interpret the Plan and this Agreement, and to make all other decisions and determinations as may be required under the terms of the Plan or this Agreement as they may deem necessary or advisable for the administration of the Plan or this Agreement, and that all such interpretations, decisions and determinations shall be final and binding on the Participant, the Company and all other interested persons.

17.
Section 16 Compliance. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option Shares, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

18.
Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

19.
Code Section 409A. If and to the extent Code Section 409A is deemed to apply to the Plan and/or the Options, the Plan or the Options are intended either to be exempt from Code Section 409A or to comply with Code

2011 Stock Option Plan
Stock Option Agreement

Section 409A. Notwithstanding anything in the Plan or any award agreement, including this Agreement, to the contrary, the Participant shall be solely responsible for the tax consequences of awards under the Plan, including but not limited to this Option, and in no event shall the Company have any responsibility or liability if an award does not meet any applicable requirements of Code Section 409A. The Company does not represent or warrant that the Plan or any award (including but not limited to the Options granted hereunder) complies with any provision of federal, state, local or other tax law.

20.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of South Carolina without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

21.
Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

22.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument.

23.
Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Signatures on Following Page]

2011 Stock Option Plan
Stock Option Agreement

IN WITNESS WHEREOF, World Acceptance Corporation has executed this Agreement in duplicate on the _____ day of _______________.
WORLD ACCEPTANCE CORPORATION

BY:
PRINT NAME:	R. Chad Prashad
Its:	Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

SIGNATURE:
PRINT NAME:

2011 Stock Option Plan
Stock Option Agreement

STOCK OPTION AGREEMENT
SCHEDULE A FOR NON-EMPLOYEE DIRECTORS

1.	Grant Date:

2.	Vesting Schedule:
[ ] Option Shares on or after ______________;
[ ] Option Shares on or after ______________;
[ ] Option Shares on or after ______________;
[ ] Option Shares on or after ______________;
[ ] Option Shares on or after ______________; and
[ ] Option Shares on or after ______________;

provided that, in each case, the Participant remains in the continuous employ of or service to the Company or any Related Entity from the Grant Date until each respective vesting date, except as otherwise provided in the Agreement and subject to such other terms and conditions as may be imposed by the Plan and the Agreement.

2011 Stock Option Plan
Stock Option Agreement

STOCK OPTION AGREEMENT
SCHEDULE A FOR EMPLOYEES

1.	Grant Date:

2.	Number of Option Shares: shares
The actual number of Option Shares, if any, subject to the Option that may vest and become exercisable shall be determined based upon (a) the attainment of the Performance Goals, if any, during the Performance Period specified below, as determined by the Committee, and (b) except as otherwise provided in the Agreement, the continued employment or service of the Participant from the Grant Date until each applicable vesting date, and such other terms and conditions as may be imposed by the Plan and the Agreement, including but not limited to this Schedule A.

3.
Performance Goals: The Performance Goals are based on the Company’s trailing earnings per share (“Trailing EPS”). Trailing EPS is the sum of the Company’s earnings per share (“EPS”) for the previous four calendar quarters. “EPS” shall mean the Company’s publicly reported EPS, adjusted for any change in the accounting literature, which would change the accounting for operating leases to capital leases. Trailing EPS shall be determined on a quarterly basis during the Performance Period, commencing with the calendar quarter ending []. A Trailing EPS Target will be considered achieved if, as of the last business day of the applicable calendar quarter, the sum of the Company’s EPS for the previous four calendar quarters equals or exceeds the specified Trailing EPS Target. The Trailing EPS Target is set forth in Section 4(b) below.

4.	Performance Period; Certification:

a.	Performance Period. The measurement period for the Performance Goal shall be the period beginning [] and ending [] (the “Performance Period”).

b.
EPS Targets. If and to the extent that the EPS target of $[] is met during the Performance Period, then []% of the Option shall vest. EPS shall be measured at the end of each fiscal quarter, based upon a rolling twelve-month basis, as described in Section 3, above. If and to the extent that the EPS Target is not met as of the last day of the Performance Period, the Option and the underlying Shares shall be forfeited in full.

c.
Certification of Performance Goal; Committee Discretion. Except in the event of the occurrence of a Change in Control, the Committee shall, as soon as practicable following the last business day of each calendar quarter during the Performance Period commencing on or after [], determine and certify, based on the Company’s financial statements for the twelve-month period ending on the last business day of such calendar quarter, whether the Performance Goal has been attained. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. The Committee has sole discretion to determine if and to the extent that any Option Shares have vested and become exercisable.

5.
General Vesting Terms. Any of the Option Shares that do not vest as of the end of the Performance Period shall be forfeited as of the end of the Performance Period. Further, in the event of a termination of the Participant’s employment with the Company or any of its Related Entities for any reason prior to a vesting date, all unvested Option Shares will be immediately forfeited, except as otherwise provided in the Agreement. The Committee shall have sole authority to determine whether the Performance Goals and service requirements have been satisfied and its determination in this regard shall be final and binding on all parties.

2011 Stock Option Plan
Stock Option Agreement